UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2025

SOUTHWEST AIRLINES CO.
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611
Dallas,	Texas	75235-1611
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01    Regulation FD Disclosure.
Southwest Airlines Co. (the "Company") is providing updated guidance regarding selected financial trends. The Company's President, Chief Executive Officer, & Vice Chairman of the Board of Directors, Bob Jordan, will be presenting at the J.P. Morgan Industrials Conference today, March 11, 2025, at 11:15 a.m. Eastern Standard Time. A live webcast of the Company's 2025 J.P. Morgan Industrials Conference presentation is available on the Company's website at www.southwestairlinesinvestorrelations.com, in the Events and Presentations section under Upcoming Events. Likewise, a replay of the webcast will be made available following the conclusion of the live event. The slides used in conjunction with today's presentation are furnished herein as Exhibit 99.1 and are incorporated by reference into this Item 7.01.

The following table presents updated selected financial guidance for first quarter 2025. These projections are based on current booking trends and the Company's current outlook, and actual results could differ materially.

	1Q2025 estimation	Previous estimation
RASM (a), year-over-year	Up 2% to 4%	Up 5% to 7%
ASMs (b), year-over-year	Down ~2%	Down 2% to 3%
Fuel cost per gallon[1] (c)	$2.35 to $2.45	$2.50 to $2.60
Fuel hedging premium expense per gallon	$0.07	No change
Fuel hedging cash settlement gains per gallon	$—	No change
ASMs per gallon (fuel efficiency)	82 to 83	81 to 83
CASM-X (d), year-over-year[2]	Up ~6%	Up 7% to 9%
Scheduled debt repayments (millions)	~$5	No change
Interest expense (millions)	~$45	No change
(a) Operating revenue per available seat mile ("RASM" or "unit revenues").
(b) Available seat miles ("ASMs" or "capacity"). The Company continues to expect second quarter 2025 capacity to increase in the range of 1 percent to 2 percent, year-over-year.
(c) Based on the Company's existing fuel derivative contracts and market prices as of March 4, 2025.
(d) Operating expenses per available seat mile, excluding fuel and oil expense, special items, and profit sharing ("CASM-X").

The Company now expects first quarter 2025 RASM to increase in the range of 2 percent to 4 percent on capacity down approximately 2 percent, both on a year-over-year basis. Compared with the Company's previous estimation, roughly a point of the lower unit revenue guide is primarily due to higher-than-expected completion factor, less government travel, and a greater impact from the California wildfires than originally estimated. The remainder of the decrease is primarily attributable to softness in bookings and demand trends as the macro environment has weakened.

The Company now expects first quarter 2025 CASM-X to increase approximately 6 percent, compared with its previous estimate to increase in the range of 7 percent to 9 percent, both year-over-year, primarily due to increased capacity and lower than expected salary, wages, and benefits, maintenance, and other expenses—part of which was a shift to later in the year. The Company remains focused on driving efficiencies to offset overall inflationary cost pressures and achieve its cost initiative.

On March 11, 2025, the Company issued a press release in connection with its J.P. Morgan Industrials Conference presentation. The press release is furnished herewith as Exhibit 99.2 and is incorporated by reference into this Item 7.01. The information furnished in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

1Economic fuel cost per gallon (“Fuel cost per gallon”) includes fuel taxes, fuel hedging premium expense of $0.07 per gallon, and no cash settlements from fuel derivative contracts. Fuel cost per gallon projections do not reflect the potential impact of special items because the Company cannot reliably predict or estimate the hedge accounting impact associated with the volatility of the energy markets, or the impact to its financial statements in future periods. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.
2Projections do not reflect the potential impact of fuel and oil expense, special items, and profit sharing because the Company cannot reliably predict or estimate those items or expenses or their impact to its financial statements in future periods, especially considering the significant volatility of the fuel and oil expense line item. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for these projected results is not meaningful or available without unreasonable effort.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits:
99.1 Southwest Airlines 2025 J.P. Morgan Industrials Conference Presentation
99.2 Accompanying press release
104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company's financial outlook, goals, plans, expectations, and projected results of operations, including factors and assumptions underlying the Company's expectations and projections; (ii) the Company’s plans and expectations with respect to capacity, including factors and assumptions underlying the Company’s plans and expectations; (iii) the Company's expectations with respect to its fuel costs, premium expenses, hedging gains, fuel efficiency, and the Company's related management of risks associated with changing jet fuel prices, including factors underlying the Company's expectations; (iv) the Company’s plans and expectations related to repayment of debt and interest expense; (v) the Company’s expectations regarding demand for travel; and (vi) the Company’s focus areas and initiatives. These forward-looking statements are based on the Company's current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of fears or actual outbreaks of diseases, extreme or severe weather and natural disasters, actions of competitors, consumer perception, economic conditions, banking conditions, fears or actual acts of terrorism or war, sociodemographic trends, and other factors beyond the Company's control, on consumer behavior and the Company's results of operations and business decisions, plans, strategies, and results; (ii) the Company's ability to timely and effectively implement, transition, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives; (iii) the impact of fuel price changes, fuel price volatility, volatility of commodities used by the Company for hedging jet fuel, and any changes to the Company's fuel hedging strategies and positions, on the Company's business plans and results of operations; (iv) the Company's dependence on Boeing and Boeing suppliers with respect to the Company's aircraft deliveries, fleet and capacity plans, operations, maintenance, strategies, and goals; (v) the Company's dependence on other third parties, in particular with respect to its technology plans, fuel supply, maintenance, Global Distribution Systems, and the impact on the Company's operations and results of operations of any third party delays or non-performance; (vi) the impact of governmental regulations and other governmental actions on the Company's business plans, results, and operations; (vii) the impact of labor matters on the Company's business decisions, plans, strategies, and results; (viii) the Company’s ability to timely and effectively prioritize its initiatives and focus areas and related expenditures; (ix) the Company's dependence on its workforce, including its ability to employ and retain sufficient numbers of qualified Employees to effectively and efficiently maintain its operations; (x) the cost and effects of the actions of activist shareholders; and (xi) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10- K for the fiscal year ended December 31, 2024. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of the date this report is filed. The Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

March 11, 2025	By:	/s/ Tom Doxey

Tom Doxey
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)